Exhibit 3.216

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SPRINT SPECTRUM REALTY COMPANY, L.P.

This Certificate of Limited Partnership of Sprint Spectrum Realty Company, L.P. (the “Limited Partnership”), dated as of the 15th day of May, 1996, is being duly executed and filed by Sprint Spectrum LP., a limited partnership organized under the laws of the State of Delaware, as general partner, to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6. Del. C. §17-101, et seq.).

1.          Name. The name of the limited partnership is Sprint Spectrum Realty Company, L.P.

2.          Registered Office and Agent The address of the registered office of the limited partnership in Delaware is 1013 Centre Road, Wilmington, Delaware 19805. The limited partnership’s registered agent at that address is The Prentice-Hall Corporation System, Inc.

3.          General Partner. The name and address of the sole general partner is:

NAME	ADDRESS
Sprint Spectrum L.P.	4717 Grand, Fifth Floor Kansas City, Missouri 64112

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership, of Sprint Spectrum Realty Company, L.P. as of the date first above written.

SPRINT SPECTRUM L.P.,
as General Partner

By:	/s/ Charles Wunsch
Charles Wunsch
Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED PARTNERSHIP TO
A LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.          The jurisdiction where the Limited Partnership first formed is Delaware.

2.          The jurisdiction immediately prior to filing this Certificate is Delaware.

3.          The date the Limited Partnership first formed is 05/15/1996.

4.          The name of the Limited .Partnership immediately prior to filing this Certificate is Sprint Spectrum Realty Company, L.P.

5.          The name of the Limited Liability Company as set forth in the Certificate of Formation is Sprint Spectrum Realty Company, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of June, A.D. 2016.

By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady
Authorized Person

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

First: The name of the limited liability company is Sprint Spectrum Realty Company, LLC.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington. Zip code 19808. The name of its Registered agent at such address is Corporation Service Company.

In Witness Whereof, the undersigned have executed this Certificate of Formation this 17th day of June, 2016.

By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady
Authorized Person